As filed with the Securities and Exchange Commission on December 12, 2014
Registration No. 333-183459

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

PEREGRINE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0652659 (IRS Employer Identification No.)

9380 Carroll Park Drive
San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)
___________________

Peregrine Semiconductor Corporation 2012 Equity Incentive Plan
Peregrine Semiconductor Corporation 2004 Stock Plan
Peregrine Semiconductor Corporation 1996 Stock Plan
Peregrine Semiconductor Corporation 2012 Employee Stock Purchase Plan
(Full title of the plan)
___________________

Jay C. Biskupski
Chief Financial Officer
9380 Carroll Park Drive, San Diego, California 92121
(858) 731-9400
(Telephone number, including area code, of agent for service)

Copies to:
Hidekazu Tachikawa
Corporate Controller/Treasurer
Murata Electronics North America, Inc.
2200 Lake Park Drive, Smyrna, Georgia 30080-7604
(770) 436-1300
(Telephone number, including area code, of agent for service)
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-183459) of Peregrine Semiconductor Corporation, a Delaware corporation (“Peregrine”), pertaining to the registration of 11,628,842 shares of Peregrine common stock, par value $0.001 per share for issuance under the Peregrine Semiconductor Corporation 2012 Equity Incentive Plan, Peregrine Semiconductor Corporation 2004 Stock Plan, Peregrine Semiconductor Corporation 1996 Stock Plan, and Peregrine Semiconductor Corporation 2012 Employee Stock Purchase Plan (the “Registration Statement”), that was filed with the Securities and Exchange Commission on August 21, 2012.
On December 12, 2014, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 22, 2014, by and among Murata Electronics North America, Inc. (“Murata”), PJ Falcon Acquisition Company, Limited, a wholly-owned subsidiary of Murata (“Purchaser”), and Peregrine, Peregrine merged with and into Merger Sub, with Peregrine surviving as a wholly-owned subsidiary of Murata (the “Merger”).
As a result of the Merger, Peregrine has terminated any offering of Peregrine’s securities pursuant to any registration statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, Peregrine deregisters all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment No. 1, in accordance with Peregrine’s undertaking in the Registration Statement.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 12th day of December, 2014.

PEREGRINE SEMICONDUCTOR CORPORATION
By:	/s/ Jay Biskupski
Jay Biskupski Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer, President, acting Chief Technology Officer and Chairman(Principal Executive Officer)	December 12, 2014
/s/ James S. Cable
James S. Cable, Ph.D.

	Chief Financial Officer (Principal Financial and Accounting Officer)	December 12, 2014
/s/ Jay Biskupski
Jay Biskupski